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                                                                  [Anderson, IN]




Exhibit 10.16

                                  AGREEMENT FOR

                        TERMINATION OF LEASE, GUARANTIES

                             AND ANCILLARY DOCUMENTS

                  THIS AGREEMENT FOR TERMINATION OF LEASE, GUARANTIES AND ANCILLARY DOCUMENTS (this "Agreement") is made and entered into as of March 31, 2001, by and among HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("Landlord"), ASSISTED CARE OPERATORS OF ANDERSON, LLC, a Delaware limited liability company ("Tenant"), ASSISTED CARE OPERATORS, L.L.C., a Delaware limited liability company ("ACO"), OAKHAVEN SENIOR LIVING, INC., a California corporation ("Oakhaven Senior"), OAKHAVEN ASSISTED LIVING, INC., a California corporation ("Oakhaven Assisted"), BALANCED CARE CORPORATION, a Delaware corporation ("BCC"), BCC DEVELOPMENT AND MANAGEMENT CO., a Delaware corporation (a/k/a "BCC Management and Development Co." and referred to herein as "BCC Development"), and BALANCED CARE AT ANDERSON, INC., a Delaware corporation ("BCC Anderson"), with respect to the following:

                                    RECITALS

A. Landlord, as successor in interest to AHP of Indiana, Inc., an Indiana corporation ("AHP"), and Tenant are parties to that certain Lease and Security Agreement dated as of January 30, 1998 (as amended, the "Lease"), covering certain real and personal property (collectively, the "Leased Property") located in the City of Anderson, State of Indiana, as more particularly described in the Lease. Tenant presently operates a residential care facility (the "Facility") on the Property.

B. Landlord, as successor in interest to AHP, and Tenant are parties to that certain Assignment of Leases, Rents and Receivables dated as of January 30, 1998 (the "Assignment of Rents"), recorded March 17, 1998, in the Office of the Recorder in Madison County, Indiana, as Instrument No. 9806515, entered into in connection with the Lease.

C. Landlord, as successor in interest to AHP, and Tenant are parties to that certain Security Agreement dated as of January 30, 1998 (the "Security Agreement"), entered into in connection with the Lease.

D. ACO, Oakhaven Senior, and Oakhaven Assisted are collectively the "Guarantor" pursuant to (i) that certain Guaranty of Payment
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and Performance dated as of January 30, 1998 (the "Lease Guaranty"), made in favor of Landlord, as successor in interest to AHP, in connection with the Lease, and (ii) that certain Assignment Agreement dated as of March 16, 1998 (the "Oakhaven Assignment"), by and between Oakhaven Senior, as assignor, and Oakhaven Assisted, as assignee. Pursuant to that certain Agreement For Assumption of Guaranty Obligations dated as of March 31, 2001, BCC is jointly and severally liable with ACO, Oakhaven Senior, and Oakhaven Assisted under the Lease Guaranty.

E. Tenant and BCC Anderson are parties to that certain Management Agreement dated as of January 30, 1998 (the "Management Agreement"), entered into in connection with the Lease. The Management Agreement will be terminated concurrently herewith pursuant to that certain Management and Subordination and Standstill Termination Agreement dated as of March 31, 2001.

F. BCC is the "Guarantor" pursuant to that certain Management Agreement Guaranty dated as of January 30, 1998 (the "Management Agreement Guaranty"), made in favor of Landlord, as successor in interest to AHP, in connection with the Lease.

G. Landlord as successor in interest to AHP, and BCC are parties to that certain Right of First Refusal Offer Agreement dated as of January 30, 1998 (the "Right of First Offer"), entered into in connection with the Lease.

H. Landlord, as successor in interest to AHP, Tenant, BCC Development, and BCC are parties to that certain Assignment of Rights dated as of January 30, 1998 (the "Assignment of Rights"), entered into in connection with the Lease.

I. Landlord, as successor in interest to AHP, Tenant, BCC Development, BCC Anderson, Oakhaven Assisted, as successor in interest to Oakhaven Senior pursuant to the Oakhaven Assignment, ACO, and BCC are parties to that certain Non-Competition Agreement dated as of January 30, 1988 [sic] (the "Non-Competition Agreement"), entered into in connection with the Lease. As described in the Oakhaven Assignment, Oakhaven Senior continues to be bound by the terms of the Non-Competition Agreement.

J. Tenant and Trilogy Health Services, LLC, a Delaware limited liability company ("New Operator"), have entered or will enter into an operations transfer agreement (the "Operations Transfer Agreement"), pursuant to which Tenant and New Operator have provided for the orderly transfer of the Facility from Tenant to New Operator as of the termination of the Lease, and have


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clarified each party's responsibilities and obligations with regard to the transfer of the operation of and ownership interests in the Facility.

K. The Lease, the Assignment of Rents and the Security Agreement are collectively referred to herein as the "Lease Documents". The Management Agreement Guaranty and the Right of First Offer are collectively referred to herein as the "BCC Documents." The Assignment of Rights and the Non-Competition Agreement are collectively referred to herein as the "Ancillary Documents".

L. Landlord, Tenant, ACO, Oakhaven Senior, Oakhaven Assisted, BCC, BCC Development, and BCC Anderson desire to mutually cancel and terminate the Lease Documents, the Lease Guaranty, the Management Agreement Guaranty and the Ancillary Documents to which each is a party on the terms and conditions contained herein.

                                    AGREEMENT

                  IN CONSIDERATION OF the foregoing recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Termination of Lease Documents. Subject to all of the terms and conditions of this Agreement, each of the Lease Documents and the respective obligations of Landlord and Tenant thereunder, including, but not limited to,
(i) Tenant's obligations with respect to present or future Base Rent, Additional Rent or Additional Charges that directly relate to Base Rent or Additional Rent that are not specifically described in Section 2 below (collectively, the "Rent Obligations"), and (ii) any right of Tenant to purchase all or any portion of the Leased Property pursuant to Article 15, 16 or 25 of the Lease or otherwise shall be terminated at 11:59 p.m. (Eastern time) on the date (the "Termination Date") that is the later of (a) the date of this Agreement, or (b) the date upon which Tenant actually vacates the Leased Property and surrenders possession thereof to Landlord in accordance with Section 3 below. Unless Landlord delivers written notice to Tenant specifying a reason that Tenant's surrender of the Leased Property is not in compliance with Section 3 below, the Termination Date shall be deemed to be the date of this Agreement. Except as set forth in this Agreement, neither Landlord nor Tenant shall have any further obligations to the other pursuant to the Lease Documents subsequent to the Termination Date.


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         2. Cessation of Obligations Under Lease Documents and Reservations.
Effective on the Termination Date, the obligations of Landlord and Tenant in connection with the Lease Documents shall cease. However, the following obligations of Tenant shall be reserved and continue subsequent to the Termination Date:

                  (a) Tenant agrees to defend, indemnify and hold harmless Landlord from and against any and all liens, claims, costs, losses, expenses, damages, actions and causes of action for which Tenant is responsible under the Lease Documents and which accrue or accrued on or before the Termination Date (other than in connection with the Rent Obligations) or result from a breach of representation or warranty of Tenant as set forth in Section 8 below.

                  (b) Tenant shall remain liable for (i) the cost of any and all Impositions, insurance premiums, utilities charges and other expenses incurred in connection with the operation, maintenance and use of the Leased Property through and including the Termination Date until full payment thereof (other than in connection with the Rent Obligations). Tenant shall obtain, or cause to be obtained, directly from the companies providing any such services closing statements for all services rendered through the Termination Date and shall promptly pay the same.

                  (c) Tenant shall remain responsible for and shall pay any personal property taxes assessed against the Leased Property or any personal property abandoned by Tenant therein with a lien date prior to the Termination Date, irrespective of the date of the billing therefor, and shall indemnify, defend and hold Landlord harmless with respect to any claims for such taxes or resulting from non-payment thereof.

                  (d) Without limiting the generality of Section 2(b) above, Tenant shall remain responsible for and shall pay all 2000 assessments for real estate and personal property taxes due and payable in 2001, and for all prior years (the "2000 Assessments"). Tenant shall also be responsible for and shall pay its proportionate share of all real estate and personal property taxes which are assessed in 2001, and which are due and payable in 2002, based upon the number of days between January 1, 2001, and the Termination Date. Notwithstanding the foregoing, Tenant shall not be required to pay the 2000 Assessments or the 2001 Assessments (whether or not due to the taxing authorities) until the date (the "Assessment Due Date") that is the earlier of
(i) July 1, 2001, and (ii) the closing of BCC's recapitalization.


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         3. Delivery of the Leased Property. On or before the Termination Date,
Tenant shall deliver to Landlord possession of the Leased Property, including the Land, Improvements, Equipment and Fixtures. Delivery shall be accomplished by surrender of physical possession of the Leased Property to Landlord. Upon surrender to Landlord, the Leased Property shall be broom-clean (i.e., free of debris and rubbish), in a safe condition and free from any Hazardous Substances.

         4. Transfer of Tenant's Personal Property. In consideration for Landlord's execution of this Agreement, including the termination of Tenant's Rent Obligations as described in this Agreement, on or before the Termination Date, Tenant shall convey and deliver to Landlord all of Tenant's Personal Property other than the property described on Schedule 4A attached hereto free and clear of any liens, claims or encumbrances, except for (i) any Permitted Encumbrances, and (ii) the purchase money security interests set forth on
Schedule 4B attached hereto (the "PMSIs"). Tenant shall execute in favor of Landlord a bill of sale in form and substance acceptable to Landlord evidencing such conveyance.

         5. Termination of Lease Guaranty.

                  (a) Subject to all of the terms and conditions of this Agreement, the Lease Guaranty and the respective obligations of Landlord and BCC thereunder, including, but not limited to, any obligations relating to the Rent Obligations, shall be terminated at 11:59 p.m. (Eastern time) on the Termination Date; provided, however, that nothing contained herein shall be deemed to relieve BCC of any of its obligations or liabilities under the Lease Guaranty which accrue or have accrued on or prior to the Termination Date, including, without limitation, obligations arising in connection with Tenant's obligations described in Section 2 above and any obligations of BCC to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, losses, costs, actions, damages, expenses or fees, including but not limited to attorneys' fees and costs of defense, for which BCC is responsible under the Lease Guaranty and which accrue or have accrued on or before the Termination Date. BCC acknowledges that pursuant to the terms of Section 5(b) below, ACO, Oakhaven Senior and Oakhaven Assisted may be released from their obligations under the Lease Guaranty prior to any termination of BCC's obligations thereunder.

                  (b) Subject to all of the terms and conditions of this Agreement, the respective obligations of ACO, Oakhaven

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Senior and Oakhaven Assisted under the Lease Guaranty shall be terminated as of
11:59 p.m. (Eastern time) on the date (the "ACO Termination Date") that is concurrent with the consummation of the sale by ACO, Oakhaven Senior, and Oakhaven Assisted to BCC, BCC Anderson or any of their affiliates of all right, title and interest in the membership interests of Tenant owned by ACO, Oakhaven Senior or Oakhaven Assisted or their affiliates; provided, however, that nothing contained herein shall be deemed to relieve ACO, Oakhaven Senior or Oakhaven Assisted of any of their respective obligations or liabilities under the Lease Guaranty which accrue or have accrued on or prior to the ACO Termination Date, including, without limitation, obligations arising in connection with Tenant's obligations described in Section 2 above, and any obligations of ACO, Oakhaven Senior or Oakhaven Assisted to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, losses, costs, actions, damages, expenses or fees, including but not limited to attorneys' fees and costs of defense, for which each of ACO, Oakhaven Senior and Oakhaven Assisted is responsible under the Lease Guaranty and which accrue or have accrued on or before the ACO Termination Date.

         6. Termination of BCC Documents. Subject to all of the terms and conditions of this Agreement, the BCC Documents and the respective obligations of Landlord and BCC thereunder, including, but not limited to, any obligations relating to the Rent Obligations, shall be terminated at 11:59 p.m. (Eastern time) on the Termination Date,; provided, however, that nothing contained herein shall be deemed to relieve BCC of any of its obligations or liabilities under the BCC Documents which accrue or have accrued on or prior to the Termination Date, including, without limitation, any obligations of BCC to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, losses, costs, actions, damages, expenses or fees, including but not limited to attorneys' fees and costs of defense, for which BCC is responsible under the BCC Documents and which accrue or have accrued on or before the Termination Date.

         7. Termination of Ancillary Documents.

                  (a) Subject to all of the terms and conditions of this Agreement, each of the Ancillary Documents and the respective obligations of Landlord, Tenant, BCC, BCC Development, and BCC Anderson, including, but not limited to, any obligations relating to the Rent Obligations thereunder, shall be terminated at 11:59 p.m. (Eastern time) on the Termination Date; provided, however, that nothing contained

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herein shall be deemed to relieve Tenant, or BCC, BCC Development, BCC Anderson of any of their respective obligations or liabilities under the Ancillary Documents to which such entity is a party which accrue or have accrued on or prior to the Termination Date, including, without limitation, any obligations of Tenant, BCC, BCC Development, or BCC Anderson to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, losses, costs, actions, damages, expenses or fees, including but not limited to attorneys' fees and costs of defense, for which Tenant, BCC, BCC Development, or BCC Anderson are responsible under the Ancillary Document to which Landlord, BCC, BCC Development, and BCC Anderson is a party and which accrue or have accrued on or before the Termination Date. BCC acknowledges that pursuant to the terms of Section 7(b) below, ACO, Oakhaven Senior and Oakhaven Assisted may be released from their obligations under the Non-Competition Agreement prior to any termination of the obligations thereunder of BCC, BCC Development and BCC Anderson.

                  (b) Subject to all of the terms and conditions of this Agreement, the respective obligations of ACO, Oakhaven Senior and Oakhaven Assisted under the Non-Competition Agreement shall be terminated at 11:59 p.m. (Eastern Time) on the ACO Termination Date; provided, however, that nothing contained herein shall be deemed to relieve ACO, Oakhaven Senior and Oakhaven Assisted of any of their respective obligations or liabilities under the Non-Competition Agreement which accrue or have accrued on or prior to the ACO Termination Date, including, without limitation, any obligations of ACO, Oakhaven Senior or Oakhaven Assisted to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, losses, costs, actions, damages, expenses or fees, including but not limited to attorneys' fees and costs of defense, for which ACO, Oakhaven Senior and Oakhaven Assisted are responsible under the Non-Competition Agreement and which accrue or have accrued on or before the ACO Termination Date.

         8. Representations and Covenants. Tenant represents, warrants and covenants as follows:

                  (a) Except for the Rent Obligations, Tenant will pay or make provision for the payment of all trade accounts, wage claims and other obligations of the business conducted in the Leased Property and shall neither take any action nor fail to take any action the result of which will be the imposition of any liens upon the Leased Property or the Improvements, Fixtures or Equipment thereon or therein or the creation of any claims against Landlord. It is hereby mutually agreed that this

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provision is not intended to bestow any benefit upon any person who is not a party to this Agreement.

                  (b) The Leased Property, all Improvements, Fixtures and Equipment therein, and Tenant's Personal Property are free and clear of any liens, claims or encumbrances created or suffered by, through or under Tenant, or its Affiliates, sublessees or other third parties for whom Tenant or its Affiliates are responsible, and that none of the foregoing is subject to a conditional sales agreement, lease or other title retention device.

                  (c) That there are no subtenants, franchisees, concessionaires or other persons claiming an interest in the Leased Property or Tenant's Personal Property or a right to occupy the Leased Property or any portion thereof under or through Tenant other than the residents of the Facility.

         9. Indemnity for Breach of Representations and Warranties. As additional consideration for Landlord entering into this Agreement, Tenant and BCC each agree to indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities, losses, costs, actions, damages, expenses or fees, including but not limited to attorneys' fees and costs of defense relating to the breach of any representation or warranty set forth in Section 8 above. The obligations of Tenant and BCC under this Section 9 shall be joint and several.

         10. Mutual Termination of Lease. Within ten (10) days after the Termination Date, Landlord and Tenant shall execute in recordable form a Mutual Termination of Lease relating to the Lease in substantially the form of Exhibit A attached hereto, and shall cause same to be recorded in the office of the county recorder in the appropriate county where the Facility is located (the "County"). Landlord and Tenant each hereby agree promptly to execute and deliver such other documents as the other party may reasonably request in order to confirm the termination of the Lease in accordance with the terms of this Agreement.

         11. Further Assurances. The parties hereto agree to execute and deliver to the other parties hereto any agreement, document or instrument deemed reasonably necessary or desirable to give effect to the transactions described in this Agreement. Without limiting the generality of the foregoing, within ten
(10) days after the Termination Date, (i) ACO Anderson and BCC agree to execute in recordable form and cause to be recorded in the office of the county recorder in the County, any and all instruments deemed reasonably necessary by Landlord to remove

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the effect on title to the Leased Property of that certain Revolving
Credit/Future Advances Leasehold Mortgage dated as of January 30, 1998, by and between ACO Anderson, as mortgagor, and BCC, as mortgagee, and (ii) Landlord agrees to (a) execute and cause to be recorded in the office of the county recorder in the County a termination statement relating to that certain Financing Statement recorded April 3, 1998, as Instrument No. 0105579 in the office of the recorder of Madison County, Indiana, and (b) execute and cause to be filed with the office of the Secretary of State of the State of Indiana termination statements relating to those certain Financing Statements filed April 2, 1998, as Instrument Nos. 2182310, 2182311, 2182312 and 2182313 in the
office of the Secretary of State of the State of Indiana.

         12. Miscellaneous.

                  (a) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (b) This Agreement shall be governed by and construed in accordance with the local law of the state in which the Leased Property is located.

                  (c) There are no agreements, understandings, commitments, representations or warranties with respect to the subject matter hereof except as expressly set forth in this Agreement. This Agreement supersedes all prior oral or written negotiations, understandings and agreements with respect to the subject matter hereof, including, but not limited to that certain "Option to Purchase" term sheet dated March 13, 2001, as amended.

                  (d) Neither anything contained herein nor the transaction provided for herein shall be deemed or construed to constitute a "bulk sale" or an assumption by Landlord of any obligations of Tenant. The transaction provided for herein is and shall be construed solely as the termination of the Lease, the Lease Guaranty, the Management Guaranty and the Ancillary Documents.

                  (e) Each of the parties hereto acknowledges that it has negotiated for the specific considerations to be received by it hereunder and that damages would be an inadequate remedy for the breach of this Agreement by another party hereto. Each of the parties hereto shall be entitled to enforce the terms of this Agreement by an action either for specific performance or

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for injunctive relief, or both, to prevent the breach or continued breach of this Agreement. The prevailing party in any proceeding pursuant to or based upon this Agreement or in which this Agreement is asserted as a defense shall be entitled to recover attorneys' fees and costs incurred in such proceeding in such amount as the court shall determine to be reasonable.

                  (f) All capitalized terms not defined in this Agreement but defined in the Lease shall have the meaning given to such terms under the Lease.

                  (g) All indemnification covenants are intended to apply to losses, damages, injuries, claims, etc. incurred directly by the indemnified parties and their property, as well as by the indemnifying party or third party, and their property.

                            [SIGNATURE PAGE FOLLOWS]




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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

"Landlord"                              "Tenant"

HEALTH CARE PROPERTY INVESTORS,         ASSISTED CARE OPERATORS OF ANDERSON,
a Maryland corporation                  LLC, a Delaware limited liability
                                        company

By:/s/Edward J. Henning                 By:  Assisted Care Operators, L.L.C., a
      Edward J. Henning                      Delaware limited liability company,
      Senior Vice President, General         its manager and authorized
      Counsel and Corporate Secretary        representative

                                             By:  Retirement Operators Funding,
                                                  L.L.C., a Delaware limited
                                                  liability company, its manager
                                                  and authorized representative

                                                  By:  Retirement Operators
                                                       Management, Inc., a
                                                       California corporation,
                                                       its manager and
                                                       authorized representative

                                                       By:/s/F. David Carr
                                                             F. David Carr,
                                                             President

"ACO"                                   "Oakhaven Senior"

ASSISTED CARE OPERATORS, L.L.C., a      OAKHAVEN SENIOR LIVING, INC.,
Delaware limited liability company      a California corporation

By:/s/D. Mark Brosche                   By:/s/D. Mark Brosche
      D. Mark Brosche                   Name: D. Mark Brosche
      Manager                           Title: President




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"BCC"                                   "Oakhaven Assisted"

BALANCED CARE CORPORATION,              OAKHAVEN ASSISTED LIVING, INC.,
a Delaware corporation                  a California corporation

By:/s/Robin L. Barber                   By:/s/D. Mark Brosche
      Robin L. Barber                   Name: D. Mark Brosche
      Senior Vice President,            Title: President
      Legal Counsel
      & Assistant Secretary

                                        "BCC Development"

                                        BCC DEVELOPMENT AND MANAGEMENT CO., a
                                        California corporation

                                        By:/s/Robin L. Barber
                                              Robin L. Barber
                                              Vice President and
                                              Secretary




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